[Letterhead of Rosenberg Smith & Partners]










Consent of Independent Auditors




    We hereby consent to the use in this Registration Statement in Form SB-2 of our auditors' report included herein dated September 11, 2002, relating to the consolidated financial statements of On the Go Healthcare, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/Rosenberg Smith & Partners
-----------------------------
Rosenberg Smith & Partners
Chartered Accountants
Concord, Ontario
July 18, 2003





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